UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2015

BLYTH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13026	36-2984916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

59 Armstrong Road, Plymouth, MA 02360

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code 508-830-3100

One East Weaver Street, Greenwich, Connecticut 06831

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 18, 2015, in connection with the relocation of Blyth, Inc.’s (the “Company’s”) corporate headquarters from Greenwich, Connecticut to Plymouth, Massachusetts, the Compensation Committee of the Company’s Board of Directors authorized an increase in Robert B. Goergen, Jr.’s monthly travel and living allowance from $3,000 to $8,500 and Jane F. Casey’s monthly travel and living allowance from $3,000 to $7,000. In addition, on September 22, 2015, the Company and Ms. Casey entered into an amendment to her Retention and Severance Agreement to, among other things, establish defined periods during which she may resign for good reason due to the relocation and receive severance. The foregoing description of the amendment to Ms. Casey’s Retention and Severance Agreement is a summary only and is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

10.1	Amendment to Retention and Severance Agreement by and between Blyth, Inc. and Jane F. Casey dated as of September 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: September 24, 2015	By:	/s/ Michael S. Novins
	Name:	Michael S. Novins
	Title:	Vice President and General Counsel